EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CUISINE SOLUTIONS, INC.:
We have issued our report dated September 14, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Cuisine Solutions, Inc., on Form 10-K for the year ended June 26, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cuisine Solutions, Inc., on Forms S-8 (Nos. 33-60616 and 333-92167).
/s/ Grant Thornton LLP
McLean, Virginia
September 20, 2006

51